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                                                                   EXHIBIT 10.30

                            FIRST AMENDMENT TO LEASE


        THIS FIRST AMENDMENT TO LEASE is dated for reference purposes only as April 18, 2000, and is part of that Lease dated January 12, 1996 together with the Lease and Exhibits (collectively, the "Lease") by and between AMB PROPERTY, L.P., a Delaware limited partnership ("Landlord") Successor-in-Interest to EASTRICH NO. 137 CORPORATION, c/o Insignia-O'Donnell Commercial Group, Inc. and HARMONIC, INC., a Delaware corporation ("Tenant"), and is made with reference to the following facts:

        A. The Premises currently leased by Tenant pursuant to the Lease consists of 110,160 rentable square feet commonly known as 549 Baltic Way, City of Sunnyvale, California.

        B. The Lease Term for said Premises currently expires on August 1, 2006.

        C. Tenant and Landlord wish to amend the Lease on the Terms and Conditions set forth in this First Amendment to Lease.

        NOW, THEREFORE, Landlord and Tenant hereby agree that the Lease Terms are amended as follows:

               1. Lease Term: Article 8 is hereby amended to provide that the Lease Term shall be extended through and including September 30, 2010.

               2. Base Monthly Rent: Commencing August 2, 2006, Article 9 is hereby amended to provide for the Base Monthly Rent as follows:


August 2, 2006                        Adjustment to Fair market Value (FMV)
--------------                        -------------------------------------
August 2, 2006 - December 31, 2006:   $2.60 NNN per square foot per month or FMV
January 1, 2007 - December 31, 2007:  $2.70 NNN per square foot per month or FMV
January 1, 2008 - December 31, 2008:  $2.80 NNN per square foot per month of FMV
January 1, 2009 - December 31, 2009:  $2.90 NNN per square foot per month or FMV
January 1, 2010 - September 30, 2010: $3.00 NNN per square foot per month or FMV


                      A. The Base Monthly Rent for the Period after August 2, 2006 shall be the greater of (i) one hundred percent (100%) of the Base Monthly Rent Schedule, or (ii) one hundred percent (100%) of the then fair market monthly rent determined as of the commencement of the Period in question based upon like buildings with like improvements in the area within the boundaries of Highways 101, 880 and the San Francisco Bay. However, the Fair Market Value Rent as determined by appraisal shall not exceed $4.00 per square foot per month in August 2006 with 5% annual increases through the balance of the term. The Period shall contain no free rent and the Premises shall be taken "as-is". If the parties are unable to agree upon the fair market monthly rent for the Premises for the option period in question at least seventy-five (75) days prior to the commencement of the option period in question, then the fair market monthly rent shall be determined by appraisal conducted pursuant to subparagraph B.

                      B. In the event it becomes necessary to determine by appraisal the fair market rent of the Premises for the purpose of establishing the Base Monthly Rent during the Period, then such fair market monthly rent shall be determined by three (3) real estate appraisers, all of whom shall be members of the American Institute of Real Estate Appraisers with not less than five (5) years experience appraising real property (other than residential or agricultural property) located in Santa Clara County, California, in accordance with the following procedures:

                           (1) The party demanding an appraisal (the "Notifying
Party") shall notify the other party (the "Non-Notifying Party") thereof by delivering a written demand for appraisal, which demand, to be effective, must give the name, address, and qualifications of an appraiser selected by the Notifying Party. Within ten (10) days of receipt of said demand, the Non-Notifying Party shall select its appraiser and notify the Notifying Party, in writing, of the name, address, and qualifications of an appraiser selected by it. Failure by the Non-Notifying Party to select a qualified appraiser within said ten (10) day period shall be deemed a waiver of its right to select a second appraiser on its own behalf and the Notifying Party shall select a second appraiser on behalf of the Non-Notifying Party within five (5) days after the expiration of said ten


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(10) day period. Within ten (10) days from the date the second appraiser shall have been appointed, the two (2) appraisers so selected shall appoint a third appraiser. If the two appraisers fail to select a third qualified appraiser, the third appraiser shall be selected by the American Arbitrations Association or if it shall refuse to perform this function, then at the request of either Landlord or Tenant, such third appraiser shall be promptly appointed by the then Presiding Judge of the Superior Court of the State of California for the County of Santa Clara.

                           (2) The three (3) appraisers so selected shall meet
in San Jose, California, not later than twenty (20) days following the selection of the third appraiser. At said meeting the appraisers so selected shall attempt to determine the fair market monthly rent of the Premises for the period in question (including the timing and amount of periodic increases).

                           (3) If the appraisers so selected are unable to
complete their determinations in one meeting, they may continue to consult at such times as they deem necessary for a fifteen (15) day period from the date of the first meeting, in an attempt to have at least two (2) of them agree. If, at the initial meeting or at any time during said fifteen (15) day period, two (2) or more of the appraisers so selected agree on the fair market rent of the Leased Premises, such agreement shall be determinative and binding on the parties hereto, and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Landlord and Tenant of the amount set by such agreement.

                           (4) If two (2) or more appraisers do not so agree
within said fifteen (15) day period, then each appraiser shall, within five (5) days after the expiration of said fifteen (15) day period, submit his independent appraisal in simple letter form to Landlord and Tenant stating his determination of the fair market rent of the Premises for the period in question. The parties shall then determine the fair market rent for the Premises by determining the average of the fair market rent set by each of the appraisers. However, if the lowest appraisal is less than eighty-five percent (85%) of the middle appraisal then such lowest appraisal shall be disregarded and/or if the highest appraisal is greater than one hundred fifteen percent (115%) of the middle appraisal then such highest appraisal shall be disregarded. If the fair market rent set by any appraisal is so disregarded, then the average shall be determined by computing the average set by the other appraisals that have not been disregarded.

                           (5) Nothing contained herein shall prevent Landlord
and Tenant from jointly selecting a single appraiser to determine the fair market rent of the Premises, in which event the determination of such appraisal shall be conclusively deemed the fair market rent of the Premises.

                           (6) Each party shall bear the fees and expenses of
the appraiser selected by or for it, and the fees and expenses of the third appraiser (or the joint appraiser if one joint appraiser is used) shall be borne fifty percent (50%) by Landlord and fifty percent (50%) by Tenant.

               3. Security Deposit: Article 10 is hereby amended to provide for an increase in the Security Deposit of $227,480.00 which Tenant has provided Landlord upon signature hereon, for a total of $330,480.00.

               4. Retained Real Estate Brokers: Article 12 is amended to provide that Tenant is represented exclusively by Cornish & Carey and Landlord is represented exclusively by Orchard Properties.

               5. Condition of Premises: Tenant is fully familiar with the Premises by way of its occupancy and accepts the Premises for the extended term created hereby in their as-is condition, with all latent and patent faults, without warranty or obligation on the part of Landlord to provide or pay for any interior improvements or tenant improvement allowances. Upon timely exercise of the option to extend, Tenant shall take the Premises for the Extended Term on the same basis.

               6. Year 2000 Disclaimer: Landlord hereby disclaims any liability for any and all damages, injuries or other losses, whether ordinary, special, consequential, punitive or otherwise, arising out of, relating to, or in connection with, (a) the failure of any automated,


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computerized and/or software system or other technology used in, on, or about the Property or relating to the management or operation of the Property to accurately receive, provide or process date/time data (including, but not limited to, calculating, comparing and sequencing) both before and after September 9, 1999, and before, after, during and between the years 1999 A. D. and 2000 A. D., and leap year calculations and, or (b) the malfunction, ceasing to function or providing of invalid or incorrect results by any such technology as a result of date/time data. The foregoing disclaimer shall apply to any such technology used in, on, or about the Property or that affects the Property, whether or not such technology is within the control of Owner or any of Owner's agents or representatives. THE FOREGOING DISCLAIMER INCLUDES A DISCLAIMER OF ALL WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE MATTERS DESCRIBED HEREIN, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

               7. Continuing Obligation: Except as expressly set forth in this Amendment, all terms and conditions of the Lease remain in full force and effect, and all terms and conditions of the Lease are incorporated herein as though set forth at length.

               8. Effect of Amendment: This Amendment modifies the Lease. In the event of any conflict or discrepancy between the Lease and/or any other previous documents between the parties and the provisions of this Amendment, then the provisions of this Amendment shall control. Except as modified herein, the Lease shall remain in full force and effect.

               9. Authority: Each individual executing this Amendment on behalf of Tenant represents and warrants that he or she is duly authorized to and does execute and deliver this Amendment pursuant to express authority from Tenant pursuant to and in accordance with the By-Laws and the other organic documents of the Tenant corporation.

               10. Entire Agreement: The Lease, as modified by this Amendment, constitutes and contains the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord's Agents have made any legally binding representations or warranties as to any matter except for such matters binding representations or warranties as to any matter except for such matters which are expressly set forth herein, including any representations or warranties relating to the condition of the Premises or the improvements thereto or the suitability of the Premises or the Project for Tenant's business.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to be effective as of the date first set forth above.

LANDLORD:                               TENANT:

AMB PROPERTY, L.P.                      HARMONIC, INC.
a Delaware limited partnership          a Delaware corporation
By: AMB Property Corporation,
    a Maryland corporation              By: /s/ ROBIN N. DICKSON
                                            -------------------------------
By: /s/ JOHN L. ROSSI                         Robin N. Dickson
   -------------------------------      Its:  Chief Financial Officer
     John L. Rossi                          -------------------------------
Its: Regional Manager
                                        By:
Telephone: (415)394-9000                   --------------------------------
          ------------------------      Its:
                                            -------------------------------
Facsimile: (415)394-0903
          ------------------------      Telephone: (408)542-2661
                                                  ------------------------
Executed at: 505 Montgomery Street
             6th Floor                  Facsimile: (408)542-2516
             San Francisco, CA 94111              ------------------------

Date: 5/12/00                           Executed at: 549 Baltic Way
     -----------------------------      Sunnyvale, CA 94089

                                        Date:
                                             -----------------------------


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                                   EXHIBIT I
                             RULES AND REGULATIONS

     This Exhibit sets forth the rules and regulations governing Tenant's use of the Common Area and the Premises leased to Tenant pursuant to the terms, covenants and conditions of the Lease to which this Exhibit is attached. Unless otherwise defined, capitalized terms used herein shall have the same meanings as set forth in the Lease. In the event of any conflict or inconsistency between this Exhibit and the Lease, the Lease shall control.

     1. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

     2. The walls, walkways, sidewalks, entrance passages, courts and vestibules shall not be obstructed or used for any purpose other than ingress and egress of pedestrian travel to and from the Premises, and shall not be used for loitering or gathering, or to display, store or place any merchandise, equipment or devices, or for any other purpose. The walkways, entrance passageways, courts, vestibules and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No tenant or employee or invitee of any tenant shall be permitted upon the roof of the Building.

     3. No awnings or other projection shall be attached to the outside walls of the Building. No security bars or gates, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord.

     4. Tenant shall not in any way deface any part of the Premises or the Building. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord in writing. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

     5. The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant.

     6. Landlord shall direct electricians as to the manner and location of any future telephone wiring. No boring or cutting for wires will be allowed without the prior consent of Landlord. The locations of the telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.



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     7.   No exterior storage shall be allowed at any time without the prior written approval of Landlord. The Premises shall not be used for cooking or washing clothes without the prior written consent of Landlord, or for lodging or sleeping or for any immoral or illegal purposes.

     8. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, machinery, or otherwise. Tenant shall not use, keep or permit to be used, or kept, any foul or obnoxious gas or substance in the Premises or permit or suffer the Premises to be used or occupied in any manner offensive or objectionable to Landlord or other occupants of this or neighboring buildings or premised by reason of any odors, fumes or gases.

     9. Neither Tenant nor any of Tenant's Agents shall at any time bring or keep upon the Premises any toxic, hazardous, inflammable, combustible or explosive fluid, chemical or substance without the prior written consent of Landlord.

     10.  No animals shall be permitted at any time within the Premises.

     11. Tenant shall not use the name of the Building or the Project in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without the prior written consent of Landlord. Landlord shall have the right to prohibit any advertising by Tenant which uses the name of, or uses pictures or depictions or, the Building or the Project if such advertising in Landlord's reasonable opinion, tends to impair the reputation of the Project or its desirability for its intended uses, and upon written notice from Landlord Tenant shall refrain from or discontinue such advertising.

     12. Canvassing, soliciting, peddling, parading, picketing, demonstrating or otherwise engaging in any conduct that unreasonably impairs the value or use of the Premises or the Project are prohibited and Tenant shall cooperate to prevent the same.

     13. All equipment of any electrical or mechanical nature shall be placed by Tenant on the Premises in such a way as to best minimize, absorb and prevent any vibration, noise or annoyance. No equipment of any type shall be placed on the Premises which in Landlord's opinion exceeds the load limits of the floor or otherwise threatens the soundness of the structure or improvements of the Building.

     14. All furniture, equipment and freight shall be moved in and out of the Building only at hours and in accordance with rules established by Landlord, and shall not impair vehicular and pedestrian circulation in the Common Area. Landlord will not be responsible for loss or damage to any furniture, equipment, or other personal property of Tenant from any cause.

     15. No air conditioning unit or other similar apparatus shall be installed or used by Tenant without the prior written consent of Landlord.

     16. No aerial antenna shall be erected on tile roof or exterior walls of the Premises, or on the grounds, without in each instance the prior written consent of Landlord. Any aerial or antenna so installed by or on behalf of Tenant without such written consent shall be subject to removal by Landlord at any time without prior notice at the expense of Tenant, and Tenant shall upon Landlord's demand pay a reasonable removal fee to Landlord.


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     17.  The entire Premises, including vestibules, entrances, doors, fixtures, windows and plate glass, shall at all times be maintained in a safe, neat and clean condition by Tenant. All trash, refuse and waste materials shall be regularly removed from the Premises by Tenant and placed in the containers at the locations designated by Landlord for refuse collection. All cardboard boxes must be "broken down" prior to being placed in the trash containers. All styrofoam chips must be bagged or otherwise contained prior to placement in the trash containers, so as not to constitute a nuisance. Pallets may not be disposed of in the trash containers or enclosures. The burning of trash, refuse or waste materials is prohibited.

     18. All keys for the Premises shall be provided to Tenant by Landlord and Tenant shall return to Landlord any of such keys so provided upon the termination of the Lease. Tenant shall not change locks or install other locks on doors of the Premises without the prior written consent of Landlord, except for Secure Areas within the Premises. In the event of loss of any keys furnished by Landlord for Tenant, Tenant shall pay to Landlord the costs thereof.

     19. No person shall enter or remain within the Project while intoxicated or under the influence of liquor or drugs. Landlord shall have the right to exclude or expel from the Project any person who, in the absolute discretion of Landlord, is under the influence of liquor or drugs.

     Tenant agrees to comply with all of the foregoing Rules and Regulations. Should Tenant not abide by these Rules and Regulations, Landlord or any "Operator," "Association" or "Declarant" under any Restrictions may serve a notice to correct the deficiencies. If Tenant has not corrected the deficiencies by the end of the notice period set forth in Section 15.1(g) of the Lease, Tenant will be in default of the Lease, and Landlord and/or its designee shall have the right, without further notice, to cure the violation at Tenant's expense.

     Landlord reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional reasonable rules and regulations applicable to the Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant. Notwithstanding anything to the contrary herein or in the Lease, Tenant shall not be required to comply with any new rules, regulations or restrictions, unless the same apply generally and non-discriminatorily to the occupants of the Project, do not unreasonably interfere with Tenant's use of the Premises or Tenant's parking rights and do not materially increase Tenant's obligations or decrease Tenant's rights under this Lease.

     Neither Landlord nor Landlord's Agents or any other person or entity shall be responsible to Tenant or to any other person for the ignorance or violation of these Rules and Regulations by any other tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition precedent, waivable only by Landlord, to Tenant's occupancy of the Premises.



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